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                                                                    EXHIBIT 5.3

               [WATKINS LUDLAM WINTER & STENNIS, P.A. LETTERHEAD]



                                December 5, 2003


The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
301 Fremont Street
Las Vegas, Nevada 89101


         Re: Registration Statement for $260,000,000 Aggregate Principal Amount of 9 1/2% Senior Secured Notes due 2010 and Related Guarantees

Ladies and Gentlemen:

         We have acted as Mississippi counsel for The Majestic Star Casino, LLC, an Indiana limited liability company (the "Company"), The Majestic Star Casino Capital Corp., an Indiana corporation ("Capital", and together with the Company, the "Issuers"), and the Company's subsidiary, Barden Mississippi Gaming, LLC, a Mississippi limited liability company (the "Mississippi Guarantor") in connection with the Registration Statement on Form S-4 (together with all exhibits attached thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration of $260,000,000 aggregate principal amount of 9 1/2% Senior Secured Notes due 2010 (the "Exchange Notes") by the Issuers and the registration of the guarantees of the Exchange Notes (the "Guarantee") issued by the Mississippi Guarantor, all in connection with the exchange offer (the "Exchange Offer") of $260,000,000 aggregate principal amount of the Company's previously issued but unregistered 9 1/2% Senior Secured Notes Due 2010 (the "Old Notes") for the Exchange Notes. The Exchange Notes and the Guarantee will be issued pursuant to the terms and conditions of, and in the forms set forth in, an indenture (the "Indenture") dated as of the Closing Date among the Issuers, as issuers, the Guarantors named therein, and The Bank of New York, as Trustee, a copy of which was filed as an exhibit to the Registration Statement. The Exchange Notes and the Guarantee are referred to collectively hereinafter as the "Securities." Capitalized terms used herein without definition shall have the meanings assigned thereto in the Indenture.

         In connection with this opinion, we have examined originals or copies of (i) the Indenture, the Securities and the Registration Statement (collectively, the "Documents"), (ii) resolutions adopted by the Mississippi Guarantor relating to the Indenture and the Securities to be issued thereunder, and (iii) such other documents as we have deemed relevant for purposes of this opinion. In addition, we have examined such records, documents, certificates of public officials and of the Company and the Mississippi Guarantor, made such inquiries of officials of the Company and the Mississippi Guarantor and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have made no independent investigation as to whether the foregoing certificates are accurate or complete, but we have no knowledge of any such inaccuracy or incompleteness.



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The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
December 5, 2003
Page 2




         As to various facts material to the opinions set forth herein, we have relied upon the representations and statements made in the Documents and in the Officers' Certificates (as hereinafter defined) and such certificates, correspondence and oral conversations with public officials, which facts (other than legal conclusions) we have not independently verified. We have made such investigations of law as we have deemed necessary in order to render the opinions hereinafter set forth. We have also made such inquiries and had such conversations with public officials and others as we have deemed relevant and necessary as a basis for such opinions.

         In rendering this opinion we have assumed, without having made any independent investigation of the facts, except with respect to matters of state law on which we have opined below, the following:

                  (i)      the genuineness of all signatures;

                  (ii) the legal capacity of natural persons executing any document on behalf of any party;

                  (iii) the power and authority of each party to execute, deliver and perform the documents or certificates to which such party is the signatory (other than the Mississippi Guarantor) and the due authorization of each person who has executed such documents on behalf of such party;

                  (iv) that there are no oral or written agreements or understandings that would in any manner vary the terms and provisions of the documents that we have examined or which would have an effect on the opinions expressed herein;

                  (v) that all documents submitted to us as originals are original authentic documents and all documents submitted to us as certified or photostatic copies conform to original documents;

                  (vi) the correctness and accuracy through the date hereof of all records reviewed, of all facts (other than legal conclusions) set forth in any certificates of officers of the Issuers, the Mississippi Guarantor, Majestic Investor, LLC, Majestic Investor Holdings, LLC or Barden Development, Inc. given in connection with the transactions (the "Officers' Certificates"), and of the representations and warranties set forth in the Documents, and we have not undertaken any independent review or investigation to determine the existence or absence of such factual matters;



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The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
December 5, 2003
Page 3


                  (vii) that each of the parties to the Documents (other than the Mississippi Guarantor) (a) (1) is duly organized or incorporated, (2) is validly existing, and (3) is in good standing under the laws of the respective jurisdiction of its incorporation or organization,
                           (b) is duly qualified in the State of Mississippi to do business as an entity formed under the laws of another jurisdiction, if such qualification is necessary, and (c) has authority to conduct the business contemplated by and to perform its obligations under the Documents;

                  (viii) that each of the Documents constitutes the legal, valid and binding obligation of each party (other than the Mississippi Guarantor) to the Documents;

                  (ix) the Documents and the performance thereof have been duly authorized by each party thereto (other than the Mississippi Guarantor), and executed and delivered (and, where required, authenticated) by the parties thereto in the form reviewed by us for good consideration received by each such party, and the authorization, execution, delivery and performance of the Documents by the parties thereto does not and will not violate the corporate articles and by-laws or other formation documents of the respective parties (other than the Mississippi Guarantor) and does not and will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to such party and that all third-party consents necessary for the execution and delivery of the Documents have been obtained;

                  (x) that no material mistake of fact or misunderstanding, fraud, duress or undue influence has been involved in the negotiation or consummation of the transactions contemplated by the Documents;

                  (xi) in all matters concerning the Documents, that the parties and their counsel (other than us) have acted in good faith and without notice or knowledge of any defense against the enforcement of any rights created by the Documents;

                  (xii) that all authorizations, approvals, actions, and consents of or from, and all notices to or filings with, any governmental authority in any jurisdiction other than the State of Mississippi required in connection with the execution and delivery by any party to the Documents of, and the performance of its obligations thereunder, have been obtained, taken, received or made, and are in full force and effect. We also have assumed




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The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
December 5, 2003
Page 4


                           compliance with all applicable state securities and "Blue Sky" laws and regulations and express no opinion hereunder with respect to such laws.


         On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications contained herein, we are of the opinion that:

         1. The execution and delivery by the Mississippi Guarantor of, and the performance by the Mississippi Guarantor of its obligations under, the Guarantee to be endorsed on the Exchange Notes by the Mississippi Guarantor have been duly authorized, and the Guarantee has been validly executed by the Mississippi Guarantor.

         2. The execution and delivery by the Mississippi Guarantor of, and the performance by the Mississippi Guarantor of its obligations under, the Indenture have been duly authorized, and the Indenture has been validly executed by the Mississippi Guarantor.

         The opinions expressed herein relate only to the laws of the State of Mississippi and the federal laws of the United States as applied in the State of Mississippi and we do not opine on the laws of any other jurisdiction.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                    Very truly yours,


                                    /s/ Watkins Ludlam Winter & Stennis, P.A.
                                    ----------------------------------------
                                    WATKINS LUDLAM WINTER & STENNIS, P.A.